UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2021

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210
Houston, Texas 77079
 (Address of principal executive offices)

(713) 221-1768
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Restricted Stock Awards

On January 19, 2021, PEDEVCO Corp. (the “Company”, “we” and “us”) issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, and in connection with the Company’s annual compensation review, an aggregate of 940,000 shares of restricted Company common stock and options to purchase an aggregate of 550,000 shares of restricted Company common stock under the Company’s Amended and Restated 2012 Equity Incentive Plan, as amended (the “Plan”), in consideration for services rendered, and to be rendered, by various officers and employees of the Company. The Plan, as amended, has been registered on various Form S-8 Registration Statements previously filed by the Company.

Included as part of the issuances was the issuance of:

(a)
140,000 shares to Mr. Paul Pinkston, the Company’s Chief Accounting Officer, which shares vest at the rate of (i) 1/3 of such shares on the one (1) year anniversary of the January 19, 2021 grant date (the “Grant Date”); (ii) 1/3 on the two (2) year anniversary of the Grant Date; and (iii) 1/3 on the three (3) year anniversary of the Grant Date (collectively, the “Three Year Vesting Terms”), subject to Mr. Pinkston’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Pinkston;

(b)
300,000 shares to Simon G. Kukes, the Chief Executive Officer of the Company, all of which are subject to the Three Year Vesting Terms, subject to Simon Kukes’ continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Simon Kukes;

(c)
250,000 shares to Mr. J. Douglas Schick, the President of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mr. Schick’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Schick;

(d)
250,000 shares to Mr. Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mr. Moore’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Moore;

(f)
options to purchase 10,000 shares of restricted Company common stock with an exercise price of $1.39 per share to Simon G. Kukes’ wife, who serves as an employee of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mrs. Kukes’ continued service to the Company on such vesting dates, and subject to the terms and conditions of a Stock Option Grant Agreement entered into between the Company and Mrs. Kukes; and

(g)
options to purchase 540,000 shares of restricted Company common stock with an exercise price of $1.39 per share to certain other non-executive employees of the Company, all of which are subject to the Three Year Vesting Terms, subject to such recipient’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Stock Option Grant Agreement entered into between the Company and each such recipient.

A copy of the form of Restricted Shares Grant Agreement and form of Stock Option Agreement for the awards granted on January 19, 2021 are attached as Exhibits 4.2 and 4.3, respectively, to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on October 31, 2013 and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan (1)
4.2	PEDEVCO Corp. 2012 Equity Incentive Plan Form of Restricted Shares Grant Agreement (2)
4.3	PEDEVCO Corp. 2012 Equity Incentive Plan Form of Stock Option Grant Agreement (2)

(1) Filed on August 29, 2019, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-233525).

(2) Filed on October 31, 2013, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-192002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: January 21, 2021	By:	/s/ Simon G. Kukes
Simon G. Kukes
Chief Executive Officer